U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2004

American Capital Alliance, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

                               000-49950                                          98-0232018
                                           ----------------                                                         --------------------
                                    (Commission File No.)                                (IRS Employer Identification No.)

1400 N. Gannon Drive
2nd Floor
Hoffman Estates, IL 60194
(847) 310-1400
(Address and telephone number of principal executive offices and place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

Effective August 25, 2004, the control of the Registrant changed. This was due to appointment of the new Directors as set forth in Item 5.-2 below. In addition, the Registrant issued a controlling block of shares to the persons identified. These shares consisted of shares of common stock and shares of preferred stock Series A, convertible to common stock at a ratio of one share of preferred to 10 shares of common, with immediate voting rights as if they were converted to common stock. The shares were issued as part of compensation packages for the services to be rendered to the registrant.

In addition, shares of common stock were issued, in a total amount of 15,000,000, in exchange for any preferred stock that was to be issued pursuant to the Amendment to Agreement and Plan of Reorganization, previously filed by Form 8-K, as well as making the effective date of the Amendment August 1, 2004.

The shares issued are as follows:

                                                                                No. of Common                         No. of Preferred                     % ownership(1)
James W. Zimbler                                                    10,000,000                                1,000,000                              14.7
Richard Carter                                                         10,000,000                                1,000,000                              14.7
George L. Riggs, III                                                   3,000,000                                   150,000                               *
Michael S. Krome, Esq.                                             3,000,000                                  150,000                                *
Alpha Advisors, LLC                                                 2,275,000                                   227,500                               * (2)(3)
Richard Steifel                                                            5,000,000                                            --                                7.3
Chris Hansen                                                              3,100,000                                            --                                *
Jesse Fuller (4)                                                         11,500,000                                            --                                21.2(4)
Alfred Ciella                                                                  400,000                                            --                                *

(1)    Percentage of ownership does not include conversion ration of preferred stock at a rate of one share of   preferred stock to ten shares of common stock
(2)    Alpha Advisors, LLC owns an additional 1,000,000 shares of common stock
(3)    Alpha Advisors, LLC is controlled by James W. Zimbler, Richard Carter, George L. Riggs, and Michael S. Krome. When all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 43.1%, if voted as a block.
(4)    Mr. Fuller owns an additional 3,375,000 shares of common stock, resulting in an ownership percentage of 21.2%.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

Effective August 25, 2004, the following Directors resigned from the Board of Directors and/or Principal Officers of the registrant.
Jesse Fuller, Chairman and President
Larry Griffin, Director
Al Guidice, Director
James J. Carroll, Interim CFO

None of the Directors' or Principal Offiecrs' resigning have stated that his resignation does in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

Each resigning Director has been provided a copy of his disclosure, no less that the day the Registrant is filing the disclosure with the Commission. Each Director will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree. The registrant will file by amendment, any such letter or response so received within two business days after receipt.

The following were elected to the Board of Directors, effective August 25, 2004.
James W. Zimbler 39 Director and President
Richard Carter 36 Director and Vice-President
William Boussung 47 Director and VP of Corporate Finance
Michael S. Krome 43 Director and General Counsel
George L. Riggs, III 53 Director and Chief Financial Officer
Dennis Conley Director

James W. Zimbler, 39, Director and President
James W. Zimbler has been a principal of Alpha Advisors, LLC, since its inception in May 2002. Alpha is involved as a consultant in the mergers and acquisitions of public companies, and consulting for private companies that wish to access the public markets. Prior to becoming a founding member of Alpha, he was involved in consulting for capital raising, re-capitalization and mergers and acquisitions for various clients. Mr. Zimbler is one of the initial shareholders in Humana Trans Services Holding Corp. ("HTSC"). Mr. Zimbler has recently focused his energies in the field of turnarounds of small emerging private and public companies.

Richard Carter, 36, Director and Vice-President
1998 - 2002  GunnAllen Financial, Senior Vice President
2002 - 2004  National Securities, Senior Vice President
Richard D. Carter joins American Capital Alliance from the investment banking field.  Mr. Carter has been responsible for raising investment capital for 14 years.  The main focus of Mr. Carter will be spent on implementing financial systems and continued
funding related to growth and acquisitions.  Mr. Carter, along with wife and three children reside in Kildeer, IL.

William Boussung, 47, Director and Vice President of Corporate Finance
Mr. Bossung has over 18 years of diversified financial experience. For approximately the last ten years Mr. Bossung has been President of Alliance Financial Network, Inc., which provides financial consulting for public and private companies. From early 1995 until mid 1997, Mr. Bossung was the Director of Corporate Finance for Chadmoore Wireless Group, Inc., which was subsequently acquired by Nextel.

Michael S. Krome, Esq., 43, Director and Counsel
Michael S. Krome was admitted to practice Law in the State of New York in February 1991, and in the United States District Court for the Eastern District of New York in June 1991 and Southern District of New York in November 1994. He has been a Director of Human Trans Services Holding Corp (OTC BB "HTSC") since January 2004. Since 1991 he has practiced law as a sole practitioner with a General Practice. Since 2001 he has concentrated his practice in representing Public Corporations. He is a graduate of the State University of New York at Albany and graduated from the Benjamin N. Cardozo School of Law in June 1990. From February 1999 to November 1999, he was Vice President of Legal Affairs of Fortune Media, Inc., (now known as Wayne's Famous Phillies, Inc.). From April 2000 until January 2001, he was a Director and Counsel to Universal Media Holdings, Inc., know known as Genio Group, Inc.

George L. Riggs, III, C.P.A., 53, Director and Chief Financial Officer.
George L. Riggs, III, C.P.A., was the founder and Managing partner of Riggs & Associates, LLP prior to joining the firm of Centerprise/Scillia Dowling & Natarelli (formerly Simione Scillia Larrow & Dowling LLC) as an audit and accounting principal. He left the firm in October 2002 to return to a solo practice. He specializes in public and privately held corporations, with significant experience in mergers and acquisitions, litigation support, and bankruptcy and reorganizations matters. He has over twenty-five years experience in public accounting, including 13 years as a partner at Deliotte & Touche, LLP. He spent ten years as the Professional Practice Director for the Hartford, New Haven and Waterbury offices. In this position, he was responsible for the review of all engagements to ascertain compliance with professional guidelines and technical consultations on all clients in the areas of accounting, auditing and securities. He is a graduate of the University of Hartford where he received the Regents Honor award for graduating first from the school of business administration. He also holds an MBA degree from the University of Connecticut with a specialization in finance. He received a certificate of merit from the Massachusetts Society of CPAs for passing the CPA exam at the first sitting. George has conducted many continuing education seminars for his prior firms and the Connecticut Society of CPAs as well as spoken to many professional groups on certain industry, technical and financing subjects. He holds a CPA certificates in Connecticut and Vermont. He is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants, and Institute of Management Accountants.

Dennis Conley, Director
From 1997 until present, Vice-President of ProTec Security Company / ProTec Technology, Inc. ProTec developed a security and management system for fixed assets and personnel. He designed and implemented a non-removable asset tag to control fixed assets, and designed and co-developed Asset Express 2000®, a copy written software program to manage and control fixed assets. ProTec Security Company sells and installs asset tags and related hardware.

The Registrant has entered into Compensation Agreements with the Directors and Principal Officers indicated above.

Generally, the Agreements are for a period commencing with the appointment to the position indicated and ending on December 31, 2005. The compensation to be paid to Mr. Zimbler is the sum of ONE HUNDRED FOURTY-FOUR THOAUSND DOLLARS ($144,000) per annum, payable in equal monthly payments. The compensation for Mr. Boussung is ONE HUNDRED THOUSAND DOLLARS ($100,000) per annum, payable in monthly installments. The compensation for the remaining Directors/Officers are less than $100,000 per annum. In addition, the Directors/Officers were issued stock compensation as set forth

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2004

American Capital Alliance, Inc.

                                                                                                    By: James W. Zimbler
                                                                                                    ------------------------
                                                                                                    James W. Zimbler, President